EXHIBIT 5.1

RAYOVAC CORPORATION

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

April 27, 2005

Rayovac Corporation

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

Re: Rayovac Corporation—

Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel to Rayovac Corporation, a Wisconsin corporation (the “Company”), and am issuing this opinion in connection with the Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to an aggregate offering price of $1,181,750,000 of the Company’s senior and subordinated debt securities (the “Debt Securities”), shares of common stock, $0.01 par value per share (“Common Stock”), shares of preferred stock, $.01 par value per share (“Preferred Stock”), warrants to purchase Preferred Stock or Common Stock of the Company (“Warrants”) and stock purchase contracts (the “Stock Purchase Contracts”) and stock purchase units (the “Stock Purchase Units”) relating to the purchase and sale of Common Stock and Preferred Stock (the Stock Purchase Contracts, together with the Stock Purchase Units, the “Purchase Contracts”). The Debt Securities, Common Stock, Preferred Stock, Warrants and Purchase Contracts are collectively referred to herein as the “Securities”. The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”). The Securities may be sold pursuant to an underwriting agreement in substantially the form to be filed under a Current Report on Form 8-K.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) a copy of the Registration Statement as filed with the Commission; (ii) a specimen certificate representing the Common Stock (the “Specimen Certificate”); (iii) the Amended and Restated Articles of Incorporation of the Company, as amended and currently in effect; (iv) the Amended and Restated By-laws of the Company, as currently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the registration of the Securities under the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

I am admitted to the bar in the State of Wisconsin, and I do not express any opinion as to the laws of any other jurisdiction. Based upon and subject to the foregoing and the other qualifications set forth herein, it is my opinion that:

1. With respect to the Debt Securities to be issued under an indenture (incorporating one of the forms of indenture to be filed as Exhibits 4.6 and 4.7 to the Registration Statement or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) (the “Indenture”), when (A) the Indenture has been (i) duly authorized by the Company’s Board of Directors (the “Board”), (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (B) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (D) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture and (E) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the issuance of the Debt Securities will have been duly authorized and the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

2. With respect to shares of Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the issuance and sale of the shares of Common Stock will have been duly authorized and the shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”), (B) the Certificate has been filed with the Secretary of State of the State of Wisconsin and (C) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the issuance and sale of the shares of Preferred Stock will have been duly authorized and the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and (D) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the issuance of the Warrants will have been duly authorized and the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

5. With respect to the Stock Purchase Contracts, when (A) the Board has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of Stock Purchase Contracts, (B) the terms of the

Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and applicable law, (C) the applicable Purchase Contract Agreement has been duly executed and delivered, (D) the Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor and (E) if the Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto, then the issuance and sale of the Stock Purchase Contracts will have been duly authorized and such Purchase Contract Agreement will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

6. With respect to the Stock Purchase Units, when (A) the Board has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of Stock Purchase Units and the related Stock Purchase Contracts, (B) the terms of the Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and applicable law, (C) the terms of the collateral arrangements and agreements relating to such Stock Purchase Units have been duly established and such agreements have been duly executed and delivered, (D) the applicable Purchase Contract Agreement has been duly executed and delivered, (E) the Stock Purchase Units and the applicable Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms thereof and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor and (F) if the Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto, then the issuance and sale of the Stock Purchase Units will have been duly authorized, and such Stock Purchase Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption “Legal Matters” in the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ JAMES T. LUCKE
James T. Lucke, Esq.
Senior Vice President, Secretary and General Counsel